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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Datapoint Drive San Antonio, Texas	78229

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 582-2664

American Building Control, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 3.01 Notice of Failure to Satisfy a Continued Nasdaq Listing Rule or Standard
SIGNATURES
EXHIBIT INDEX
Press Release - Related to Sales and Earnings Results
Press Release - Related to Nasdaq

Item 2.02. Results of Operations and Financial Condition

     On November 15, 2004, MDI, Inc. issued a press release reporting its sales and earnings results for the third quarter ended September 30, 2004 (furnished hereunder as Exhibit 99).

Item 3.01 Notice of Failure to Satisfy a Continued Nasdaq Listing Rule or Standard

     On November 15, 2004, MDI, Inc. issued a press release (furnished hereunder as Exhibit 99) advising that on November 11, 2004, the Company received a letter dated November 11, 2004 from The Nasdaq Stock Market, notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share price requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”).

     The letter provides the Company 180 calendar days, or until May 10, 2005, to regain compliance with the Rule by maintaining a closing bid price of the Company’s common stock of $1.00 or more for a minimum of 10 consecutive business days. Nasdaq will notify the Company that it is in compliance with the Rule.

     The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004	MDI, INC. (f/k/a AMERICAN BUILDING CONTROL, INC.)
	By:	/s/ Richard A. Larsen
Richard A. Larsen, Senior Vice President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 15, 2004 related to sales and earnings results for the quarter ended September 30, 2004.
99.2	Press Release dated November 15, 2004 related to Nasdaq November 11, 2004 letter.

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